UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2012

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On Tuesday, April 24, 2012, Celadon Group, Inc., a Delaware corporation (the "Company"), entered into that certain Second Amendment to Credit Agreement (the "Second Amendment") with Bank of America, N.A., as Administrative Agent (the "Agent"), and Wells Fargo Bank, N.A. (together with the Agent, the "Lenders"), which amends that certain Credit Agreement, dated December 7, 2010, by and among the Company and the Lenders, as amended (the "Credit Agreement").  The Second Amendment is effective as of March 31, 2012.

The Second Amendment amends the definition of "Material Adverse Effect" in certain respects, including to add a $10,000,000 threshold in the aggregate before a "Material Adverse Effect" exists and to remove the occurrence of a "Material Adverse Effect" as an "Event of Default."  The Second Amendment also adds a mandatory prepayment in a minimum amount of $250,000 or a higher integral multiple of $10,000 upon the receipt of any net proceeds from the sale or disposition of revenue equipment.

The foregoing summary of the terms and conditions of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03                      Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under the Second Amendment is incorporated by reference into this Item 2.03.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On Tuesday, April 24, 2012, the Company announced a change to its executive team.  The change is effective immediately.

Eric Meek has been appointed Chief Financial Officer and Executive Vice President and continues to serve as Treasurer.  Mr. Meek, 32, served Celadon Trucking Services, Inc. as Vice President, Treasurer, and Principal Financial Officer from November 2010 to April 2012, Vice President of Finance and Treasurer from December 2008 to November 2010, Director of Finance from March 2006 to December 2008, and as a Financial Analyst from March 2004 to March 2006.  Prior to joining Celadon, Mr. Meek worked as an auditor for Ernst & Young.

2

Compensatory Arrangements of Certain Officers

On April 24, 2012, the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee") of the Company increased the salary of certain named executive officers and our principal accounting officer and granted a restricted stock award to a named executive officer.

Salary Increases

The Compensation Committee approved salary increases for Eric Meek, the Company's Executive Vice President. Chief Financial Officer, and Treasurer, Bart Middleton, the Company's Vice President and Principal Accounting Officer, and Kenneth Core, the Company's Vice President and Secretary, such that their annualized salaries will increase effective immediately, to $180,000, $134,500, and $137,400 from $150,000, $132,000, and $132,400, respectively.

Restricted Stock Awards

On April 24, 2012, the Compensation Committee approved a restricted stock award of 5,000 shares to Mr. Meek effectively immediately.  The restricted stock award vests one-fourth on each of the first four anniversaries of the grant date, conditioned on continued employment and certain other forfeiture provisions.

Item 9.01                                     Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
10.1
Second Amendment to Credit Agreement with Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., which amends that certain Credit Agreement, dated December 7, 2010, by and among the Company and the Lenders, as amended

	99.1	Celadon Group, Inc. press release announcing executive team change

The information contained in Item 9.01 of this report and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 9.01 of this report and Exhibit 99.1 hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: April 27, 2012	By:	/s/ William E. Meek
William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1
Second Amendment to Credit Agreement with Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., which amends that certain Credit Agreement, dated December 7, 2010, by and among the Company and the Lenders, as amended

99.1	Celadon Group, Inc. press release announcing executive team change